Exhibit 99.1

DigitalOcean Announces Fourth Quarter and Fiscal Year 2021 Financial Results
Fourth Quarter Revenue Grew 37% Driven by a Net Dollar Retention Rate of 116%
Fourth Quarter Average Revenue Per Customer Increased 29% Year-over-Year
Free Cash Flow was 6% of Revenue in 2021
NEW YORK, February 24, 2022 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the cloud for developers, startups and SMBs, today announced results for its fourth quarter and fiscal year ended December 31, 2021.
“2021 was a transformational year for DigitalOcean,” said Yancey Spruill, CEO of DigitalOcean. “We achieved an exciting milestone in becoming a public company, built out our executive leadership team and board, accelerated our revenue growth and achieved our first year of positive free cash flow. In 2022, we will build upon our strong foundation with a focus on expanding our product and go to market portfolios combined with operational excellence to sustain high growth and strong free cash flow.”

Fourth Quarter 2021 Financial Highlights:
•Revenue was $119.7 million, an increase of 37% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the year at $490 million, representing 37% year-over-year growth.
•Gross profit of $75.3 million or 63% of revenue and adjusted gross profit of $97.4 million or 81% of revenue.
•Loss from operations was $10.1 million and operating margin was (8)%.
•Non-GAAP income from operations was $14.1 million and non-GAAP operating margin was 12%.
•Adjusted EBITDA was $37.8 million and adjusted EBITDA margin was 32% of revenue.
•Net loss per share was $(0.11) and diluted non-GAAP net income per share was $0.10.
•Cash, cash equivalents, and restricted cash was $1.7 billion as of December 31, 2021.

Fourth Quarter 2021 Operational Highlights:
•Net Dollar Retention Rate (NDR) was 116%, up from 105% in the fourth quarter 2020.
•Average Revenue Per Customer (ARPU) in the quarter was $65.87, an increase of 29% over the fourth quarter 2020.
•Total customers grew to 609K, with 99K customers paying more than $50 per month. This cohort represented 83% of total revenue, grew 24% over the fourth quarter 2020, and had NDR of 117%.
•Raised $1.5 billion through 0% convertible senior notes due in 2026 providing capital to help fund expansion efforts.
•Hired Gabe Monroy, a product management expert from Microsoft, as Chief Product Officer to lead the company’s product vision to drive growth and innovation and enhance the DigitalOcean customer experience.

Fiscal Year 2021 Financial Highlights:
•Revenue was $428.6 million, an increase of 35% year-over-year.
•Gross profit of $258.0 million or 60% of revenue and adjusted gross profit of $341.1 million or 80% of revenue.

•Loss from operations was $11.2 million and operating margin was (3)%.
•Non-GAAP income from operations was $50.4 million and non-GAAP operating margin was 12%.
•Adjusted EBITDA was $136.3 million and adjusted EBITDA margin was 32%.
•Net loss per share was $(0.21) and diluted non-GAAP net income per share was $0.34.

Fiscal Year 2021 Operational Highlights:
•NDR was 113%, up from 103% in fiscal year 2020.
•ARPU was $59.96, an increase of 25% over fiscal year 2020.
•Acquired serverless provider Nimbella, expanding the company’s capabilities into the rapidly growing function-as-a-service (FaaS) market.
•Launched DigitalOcean Managed MongoDB, a fully-managed database as a service (DBaaS) offering in partnership with MongoDB, Inc.

Stock Repurchase:
DigitalOcean today also announced that its board of directors has approved the repurchase of up to an aggregate of $300 million of its common stock to offset expected dilution from employee share grants over the next few years and the opportunistic repurchase of other shares. The repurchases will be made from time to time in the open market at prevailing market prices or in negotiated transactions off the market.
“This stock buyback is a commitment to our investors that we will take advantage of our positive free cash flow and strong balance sheet to offset dilution that we will experience from equity grants made to attract and retain employee talent and maximize stockholder value,” said `Yancey Spruill.
Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the company’s discretion.

Investor Day Announcement:
DigitalOcean will host a virtual investor event on June 9, 2022. At the event, the company will update the investment community on it’s strategy, product roadmap and long-term financial objectives. Additional information regarding registration, agenda and other relevant details will be forthcoming.

Financial Outlook:
Based on information available as of February 24, 2022, for the first quarter of 2022 we expect:
•Total revenue of $126.0 to $126.5 million.
•Non-GAAP operating margin of 12% to 13%.
•Non-GAAP earnings per share of $0.10 to $0.12.
•Fully diluted weighted average shares outstanding of approximately 128 million shares.
For the full year 2022, we expect:
•Total revenue of $564 to $568 million.
•Non-GAAP operating margin of 13% to 15%.
•Free cash flow in the range of 8% to 10% of revenue.

•Non-GAAP earnings per share of $0.70 to $0.71.
•Fully diluted weighted average shares outstanding of approximately 128 million shares.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, February 24, 2022, at 8:00 a.m. ET to review its results. The call can be accessed by dialing (833) 282-0024 from the United States or (236) 714-3495 internationally with conference ID 5391849. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
Following the completion of the call, a telephonic replay will be available through March 3, 2022 at (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 5391849.
About DigitalOcean
DigitalOcean simplifies cloud computing so developers and businesses can spend more time building software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers, startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale applications to accelerate innovation and increase productivity and agility. DigitalOcean combines the power of simplicity, community, open source and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) our recent growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) the competitive markets in which we participate; (8) the rapidly evolving laws and industry standards that relate to privacy, data security, liability for service providers regarding the activities of customers, and access to the internet; (9) risks associated with successfully managing our growth; and (10) general market, political, economic, and business conditions.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 5, 2021. Additional information will be made available in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2021 and other filings and reports we make with the Securities and Exchange Commission from time to time.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted gross profit and adjusted gross margin; (ii) non-GAAP income from operations and non-GAAP operating margin; (iii) adjusted EBITDA and adjusted EBITDA margin; (iv) non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share; and (v) free cash flow and free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted Gross Profit and Adjusted Gross Margin
We believe adjusted gross profit and adjusted gross margin, when taken together with our GAAP financial results, provides a meaningful assessment of our performance, and is useful for the preparation of our annual operating budget and quarterly forecasts.
We define adjusted gross profit as gross profit exclusive of stock-based compensation, amortization of capitalized internal-use software development costs and depreciation of our data center equipment included within Cost of revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation and amortization, which primarily relates to our investments in our data center servers that are long lived assets with an economic life of five years, because it may not reflect our current or future cash spending levels to support our business. While we intend to spend a significant amount on capital expenditures on an absolute basis in the coming years, our capital expenditures as a percentage of revenue has declined significantly and will continue to decline. We define adjusted gross margin as a percentage of adjusted gross profit to revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin
We define non-GAAP income from operations as Loss from operations excluding stock-based compensation. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue. We use Non-GAAP income from operations to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP income from operations facilitates comparison of our operating performance on a consistent basis between periods, and when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net loss attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax expense, loss on extinguishment of debt, restructuring and severance expense, asset impairment, revaluation of warrants, acquisition related costs, a release of a VAT reserve and other charges. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.
Non-GAAP Net Income (Loss) and Non-GAAP Diluted Net Income (Loss) per Share
We define non-GAAP net income (loss) as Net loss attributable to common stockholders, excluding stock-based compensation, amortization of acquired intangibles, acquisition related costs, and a release of a VAT reserve. We define non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average shares including the dilutive effects of our convertible preferred stock, warrants, stock options, RSUs, PRSUs and Convertible Notes.
We believe non-GAAP net income (loss) per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Free Cash Flow and Free Cash Flow Margin
Free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs and purchase of intangible assets. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We define a customer at the end of any period as a person or entity who has incurred usage in the period and, as a result, has generated an invoice of greater than $0 for that period. We treat each customer that generates an invoice as a unique customer, and a single organization with multiple divisions, segments or subsidiaries may be counted as multiple customers if they separately signed up on our platform. We define customers paying more than $50 per month as customers having generated an invoice of greater than $50 for that period.
ARPU
We calculate ARPU on a monthly basis as our total revenue in that period divided by the number of customers determined as of the last day of that period. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.

Investor Contact
Rob Bradley

investors@digitalocean.com
Media Contact
Spencer Anopol
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	December 31, 2021	December 31, 2020
CURRENT ASSETS:
Cash and cash equivalents	$1,713,387	$100,311
Accounts receivable, less allowance for doubtful accounts of $4,212 and $3,104, respectively	39,619	28,098
Prepaid expenses and other current assets	17,050	19,544
Total current assets	1,770,056	147,953

Property and equipment, net	249,643	238,956
Restricted cash	2,038	2,226
Goodwill	32,170	2,674
Intangible assets, net	42,915	34,649
Deferred tax assets	88	82
Other assets	4,085	3,712
Total assets	$2,100,995	$430,252

CURRENT LIABILITIES:
Accounts payable	12,657	12,433
Accrued other expenses	31,907	27,025
Deferred revenue	4,826	4,873
Current portion of long-term debt	—	17,468
Other current liabilities	8,849	22,986
Total current liabilities	$58,239	$84,785

Deferred tax liabilities	421	211
Long-term debt	1,462,676	242,215
Other long-term liabilities	1,462	2,061
Total liabilities	$1,522,798	$329,272
Commitments and Contingencies

Convertible preferred stock	$—	$173,074

Preferred stock ($0.000025 par value per share; 10,000,000 and 0 shares authorized; 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	$—	$—
Common stock ($0.000025 par value per share; 750,000,000 and 111,400,000 shares authorized; 109,175,863 and 45,299,339 issued; and 107,207,635 and 43,331,111 outstanding as of December 31, 2021 and 2020, respectively)	2	1
Treasury stock, at cost (1,968,228 shares at December 31, 2021 and 2020)	(4,598)	(4,598)
Additional paid-in capital	769,705	99,783
Accumulated other comprehensive loss	(374)	(245)
Accumulated deficit	(186,538)	(167,035)
Total stockholders’ equity (deficit)	$578,197	$(72,094)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$2,100,995	$430,252

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$119,662	$87,517	$428,561	$318,380
Cost of revenue	44,400	38,581	170,595	145,532
Gross profit	75,262	48,936	257,966	172,848
Operating expenses:
Research and development	36,234	20,657	115,684	74,970
Sales and marketing	15,333	9,361	50,878	33,472
General and administrative	33,834	17,280	102,590	80,197
Total operating expenses	85,401	47,298	269,152	188,639

Loss (income) from operations	(10,139)	1,638	(11,186)	(15,791)

Other (income) expense:
Interest expense	1,069	3,125	3,744	13,610
Loss on extinguishment of debt	—	—	3,435	259
Other (income) expense, net	(7)	12,318	(164)	12,997
Other (income) expense	1,062	15,443	7,015	26,866

Loss before income taxes	(11,201)	(13,805)	(18,201)	(42,657)
Income tax expense	924	46	1,302	911
Net loss attributable to common stockholders	$(12,125)	$(13,851)	$(19,503)	$(43,568)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.32)	$(0.21)	$(1.05)
Weighted-average shares used to compute net loss per share, basic and diluted	107,942	43,025	93,224	41,658

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020
Operating activities
Net loss attributable to common stockholders	$(19,503)	$(43,568)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	88,372	75,574
Stock-based compensation	61,577	29,456
Bad debt expense	9,207	11,089
Loss on extinguishment of debt	3,435	259
Release of VAT reserve	(3,188)	—
Non-cash interest expense	1,357	1,107
Loss on impairment	285	1,222
Revaluation of warrants	(556)	12,825
Other	121	(316)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(20,727)	(17,141)
Prepaid expenses and other current assets	1,130	(13,328)
Accounts payable and accrued expenses	9,325	2,369
Deferred revenue	(46)	567
Other assets and liabilities	2,325	(2,000)
Net cash provided by operating activities	133,114	58,115

Investing activities
Capital expenditures - property and equipment	(97,072)	(98,217)
Capital expenditures - internal-use software development	(6,391)	(12,328)
Purchase of intangible assets	(5,636)	(5,118)
Cash paid for acquisition of businesses, net of cash acquired	(5,000)	—
Proceeds from sale of equipment	494	173
Net cash used in investing activities	(113,605)	(115,490)

Financing activities
Proceeds from issuance of convertible notes, net of issuance costs	1,462,195	—
Repayment of capital leases	—	(3,801)
Repayment of notes payable	(33,214)	(14,080)
Proceeds from third-party secured financings	—	7,795
Repayment of term loan	(166,813)	(73,500)
Proceeds from issuance of term loan, net of issuance costs	—	168,531
Repayment of borrowings under revolving credit facility	(63,200)	(84,500)
Proceeds from borrowings under revolving credit facility, net of issuance costs	—	61,394
Proceeds related to the issuance of common stock under equity incentive plan	18,369	13,905
Proceeds from the issuance of common stock under employee stock purchase plan	4,970	—
Employee payroll taxes paid related to net settlement of equity awards	(3,187)	—
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	724,384	(1,403)

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

Proceeds from the issuance of convertible preferred stock, net of issuance costs	—	49,810
Repurchase and retirement of common stock	(350,000)	—
Repayment of seller’s note	(125)	(125)
Net cash provided by financing activities	1,593,379	124,026

Increase in cash, cash equivalents and restricted cash	1,612,888	66,651
Cash, cash equivalents and restricted cash - beginning of period	102,537	35,886
Cash, cash equivalents and restricted cash - end of period	$1,715,425	$102,537

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
Gross profit	$75,262	$48,936	$257,966	$172,848
Adjustments:
Depreciation and amortization	$21,832	$18,701	$81,937	$69,547
Stock-based compensation	350	151	1,147	545
Adjusted gross profit	$97,444	$67,788	$341,050	$242,940
Gross margin	63%	56%	60%	54%
Adjusted gross margin	81%	77%	80%	76%
Non-GAAP Income from Operations and Non-GAAP Operating Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
(Loss) income from operations	$(10,139)	$1,638	$(11,186)	$(15,791)
Adjustments:
Stock-based compensation	$24,197	$4,591	$61,577	$29,456
Non-GAAP Income from operations	$14,058	$6,229	$50,391	$13,665
Operating margin	(8)%	2%	(3)%	(5)%
Non-GAAP operating margin	12%	7%	12%	4%

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
Net loss attributable to common stockholders	$(12,125)	$(13,851)	$(19,503)	$(43,568)

Adjustments:
Depreciation and amortization	$23,450	$20,371	$88,372	$75,574
Stock-based compensation	24,197	4,591	61,577	29,456
Interest expense	1,069	3,125	3,744	13,610
Income tax expense	924	47	1,302	911
Loss on extinguishment of debt	—	—	3,435	259
Restructuring and severance(1)	—	37	—	4,213
Asset impairment(2)	73	—	285	1,222
Revaluation of warrants	—	12,373	(556)	12,825
Acquisition related costs	189	—	469	—
Release of VAT reserve(3)	—	—	(3,188)	—
Other(4)	—	398	315	1,392
Adjusted EBITDA	$37,777	$27,091	$136,252	$95,894
Adjusted EBITDA margin	32%	31%	32%	30%
_______________
(1)Consists primarily of expenses related to changes in our senior leadership, sales and infrastructure teams.
(2)Consists of internal-use software impairment charges related to software that is no longer being used.
(3)Resolution of certain tax matters in certain jurisdictions with relevant authorities.
(4)Consists primarily of third-party consulting costs to enhance our finance function.
Non-GAAP Net Income (Loss) and Non-GAAP Diluted Net Income (Loss) per Share

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands except per share data)	2021	2020	2021	2020
Net loss attributable to common stockholders	$(12,125)	$(13,851)	$(19,503)	$(43,568)
Stock-based compensation	24,197	4,591	61,577	29,456
Amortization of acquired intangibles	351	76	671	304
Acquisition related costs	189	—	469	—
Release of VAT reserve(1)	—	—	(3,188)	—
Income tax effects of non-GAAP adjustments(2)	144	(6)	233	6
Non-GAAP Net income (loss) attributable to common stockholders	$12,756	$(9,190)	$40,259	$(13,802)
Non-GAAP Diluted net income (loss) per share	$0.10	$(0.21)	$0.34	$(0.33)
Weighted-average shares used to compute Non-GAAP diluted net income (loss) per share(3)	125,693	43,025	118,028	41,658
___________________
(1)Resolution of certain tax matters in certain jurisdictions with relevant authorities.

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
(2)The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(3)Basic weighted-average shares was used to compute both basic and diluted non-GAAP net loss attributable to common stockholders per share for the three months and year ended December 31, 2020.
Free Cash Flow and Free Cash Flow Margin

	Year Ended December 31,
(In thousands)	2021	2020
Net cash provided by operating activities	$133,114	$58,115
Adjustments:
Capital expenditures - property and equipment	$(97,072)	$(98,217)
Capital expenditures - internal-use software development	(6,391)	(12,328)
Purchase of intangible assets	(5,636)	(5,118)
Free Cash Flow	$24,015	$(57,548)
As a percentage of revenue:
Net cash provided by operating activities	31%	18%
Free cash flow margin	6%	(18)%

DIGITALOCEAN HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-Based Compensation

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
Cost of revenue	$350	$151	$1,147	$545
Research and development	9,521	1,782	23,315	7,765
Sales and marketing	2,850	775	8,471	1,924
General and administrative	11,476	1,883	28,644	19,222
Total	$24,197	$4,591	$61,577	$29,456